[Letterhead of Dorsey & Whitney LLP]

Exhibit 5.2

January 24, 2005

Host Marriott, L.P.
6903 Rockledge Drive Suite 1500 Bethesda, Maryland 20817	Latham & Watkins LLP 555 Eleventh Street, N.W. Suite 1000 Washington, D.C. 20004
City Center Hotel Limited Partnership 10400 Fernwood Road Bethesda, Maryland 20817

Re:	Registration Statement on Form S-4 Relating to $350,000,000 Aggregate Principal Amount 7% Series M Senior Notes due 2012

Ladies and Gentlemen:

In connection with the registration of $350,000,000 aggregate principal amount of 7% Series M Senior Notes due 2012 (the “Securities”) by Host Marriott, L.P., a Delaware limited partnership (the “Company”) and each of the co-registrants, the guarantees of the Securities (the “Guarantees”) by each of the entities listed on Schedule A hereto (the “Guarantors”), and specifically that certain guaranty of the Securities (the “Covered Guaranty”) by City Center Hotel Limited Partnership, a Minnesota limited partnership (the “Covered Guarantor”), under the Securities Act of 1933, as amended (the “Act”), on Form S-4 filed with the Securities and Exchange Commission (the “Commission”) on December 9, 2004 as amended by Amendment No. 1 dated January 24, 2005 (the “Registration Statement”), you have requested our opinion with respect to the matters set forth below. The Securities and the Guarantees will be issued pursuant to a Fourteenth Supplemental Indenture, dated August 3, 2004, among the Company, the Guarantors and The Bank of New York, as trustee (the “Trustee”), which supplements the Amended and Restated Indenture, dated as of August 5, 1998 (as so supplemented, the “Indenture”), originally among HMH Properties, Inc. (now, the Company), the guarantors named therein and HSBC Bank USA (f/k/a Marine Midland Bank), as trustee. The Securities and the Guarantees will be issued in exchange for the Company’s outstanding 7% Series L Senior Notes due 2012 on the terms set forth in the prospectus contained in the Registration Statement and the Letter of Transmittal filed as an exhibit thereto. The Indenture, the Securities and the Guarantees are sometimes referred to herein collectively as the “Operative Documents.” Capitalized terms used herein without definition have the meanings assigned to them in the Indenture.

In our capacity as special counsel to the Covered Guarantor, in connection with such registration, we are familiar with the proceedings taken by the Covered Guarantor in connection with the authorization and issuance of the Indenture pursuant to which the Securities and the Covered Guaranty will be issued and have reviewed a signed copy of the Indenture bearing the signature of W. Edward Walter on behalf of the Company and John A. Carnella on behalf of each of the Guarantors, including the Covered Guarantor.

Host Marriott, L.P.

City Center Hotel Limited Partnership

Latham & Watkins LLP

January 24, 2005

In addition, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents:

(i)	the Second Amended and Restated Limited Partnership Agreement of City Center Hotel Limited Partnership, dated as of June 18, 1987, as amended by an Amendment of Partnership Agreement, dated as of December 29, 1995, a Second Amendment to Second Amended and Restated Limited Partnership Agreement, dated as of December 23, 1998, an Amendment to Agreement of Limited Partnership, dated as of December 27, 1998 and an Amendment to Agreement of Limited Partnership, dated as of December 28, 1998 (as so amended, the “Partnership Agreement”);

(ii)	the Resolutions of the Board of Managers of Host LaJolla LLC, dated July 27, 2004; and

(iii)	the Resolutions of the Board of Directors of Host Marriott Corporation, dated July 13, 2004.

The documents described in (i), (ii) and (iii) above are collectively referred to herein as the “Corporate Documents.” With respect to all factual matters, we have relied solely upon, and have assumed the accuracy, completeness and genuineness of, the representations, warranties and certificates contained in and made pursuant to, the Operative Documents and the Corporate Documents.

We have not served as general counsel for any of the parties to, nor have we been involved in the transactions contemplated in, the Operative Documents. We have represented the Covered Guarantor only with respect to the rendering of this opinion.

In rendering the opinions set forth below, we have relied, with your permission, upon the following specific assumptions, the accuracy of which we have not independently verified:

(i) Except for the Operative Documents, there are no other documents or agreements executed by or between any of the parties that would expand or otherwise modify the obligations of the Covered Guarantor under the Covered Guaranty or that would have any effect on the opinion rendered herein;

(ii) In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies and that the duly elected officers as identified and signed the Officer’s Certificate are the only parties which executed documents on behalf of the Covered Guarantor; and

(iii) The Partnership Agreement of the Covered Guarantor that has been provided to us is the current Partnership Agreement of the Covered Guarantor, and there have been no

Host Marriott, L.P.

City Center Hotel Limited Partnership

Latham & Watkins LLP

January 24, 2005

amendments to such Partnership Agreement that would have any effect on the opinion rendered herein.

We are members of the Bar of the State of Minnesota, and this opinion relates only to the laws of the State of Minnesota. We are not opining on the laws of any other jurisdiction or federal law, including federal securities law, or any state securities law, including Minnesota securities laws, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, including the federal laws of the United States, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

(1) The Indenture has been duly authorized by all necessary corporate action of the Covered Guarantor and has been duly executed and delivered by the Covered Guarantor.

(2) The notation of Covered Guaranty to be endorsed on the Securities has been duly authorized by all necessary corporate action of the Covered Guarantor.

To the extent that the obligations of the Company and each Guarantor under the Operative Documents may be dependent upon such matters, we assume for purposes of this opinion that the Trustee, Company and each Guarantor other than the Covered Guarantor: (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) has the requisite organizational and legal power and authority to perform its obligations under each of the Operative Documents to which it is a party; (c) is duly qualified to engage in the activities contemplated by each such Operative Document; and (d) has duly authorized, executed and delivered each such Operative Document.

This opinion is for the benefit of the addressees hereof and we consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading “Validity of the Securities” contained in the prospectus contained therein. Except as set forth in the preceding sentence, this letter may not be quoted for any other purpose without our prior written consent.

Very truly yours,

/s/    Dorsey & Whitney LLP

RAK

Schedule A

Guarantors

Name	Jurisdiction of Formation
HMH Rivers, L.P.	Delaware
HMH Marina LLC	Delaware
HMC SBM Two LLC	Delaware
HMC PLP LLC	Delaware
HMC Retirement Properties, L.P.	Delaware
HMH Pentagon LLC	Delaware
Airport Hotels LLC	Delaware
Chesapeake Financial Services LLC	Delaware
HMC Capital Resources LLC	Delaware
YBG Associates LLC	Delaware
PRM LLC	Delaware
Host Park Ridge LLC	Delaware
Host of Boston, Ltd.	Massachusetts
Host of Houston, Ltd.	Texas
Host of Houston 1979	Texas
Philadelphia Airport Hotel LLC	Delaware
HMC Hartford LLC	Delaware
HMH Norfolk LLC	Delaware
HMH Norfolk, L.P	Delaware
HMC Park Ridge LLC	Delaware
HMC Suites LLC	Delaware
HMC Suites Limited Partnership	Delaware
Wellsford-Park Ridge HMC Hotel Limited Partnership	Delaware
Farrell’s Ice Cream Parlor Restaurants LLC	Delaware
HMC Burlingame LLC	Delaware
HMC Capital LLC	Delaware
HMC Grand LLC	Delaware
HMC Hotel Development LLC	Delaware
HMC Mexpark LLC	Delaware
HMC Polanco LLC	Delaware
HMC NGL LLC	Delaware
HMC OLS I L.P.	Delaware
HMC Seattle LLC	Delaware
HMC Swiss Holdings LLC	Delaware
HMH Restaurants LLC	Delaware
HMH Rivers LLC	Delaware
HMH WTC LLC	Delaware
Host La Jolla LLC	Delaware
City Center Hotel Limited Partnership	Minnesota
PM Financial LLC	Delaware

PM Financial LP	Delaware
HMC Chicago LLC	Delaware
HMC HPP LLC	Delaware
HMC Desert LLC	Delaware
HMC Hanover LLC	Delaware
HMC Diversified LLC	Delaware
HMC Properties I LLC	Delaware
HMC Potomac LLC	Delaware
HMC East Side II LLC	Delaware
HMC Manhattan Beach LLC	Delaware
Chesapeake Hotel Limited Partnership	Delaware
HMH General Partner Holdings LLC	Delaware
HMC IHP Holdings LLC	Delaware
HMC OP BN LLC	Delaware
S.D. Hotels LLC	Delaware
HMC Gateway LLC	Delaware
HMC Pacific Gateway LLC	Delaware
HMC Market Street LLC	Delaware
New Market Street LP	Delaware
Times Square LLC	Delaware
Times Square GP LLC	Delaware
HMC Atlanta LLC	Delaware
Ivy Street LLC	Delaware
HMC Properties II LLC	Delaware
Santa Clara HMC LLC	Delaware
HMC BCR Holdings LLC	Delaware
HMC Palm Desert LLC	Delaware
HMC Georgia LLC	Delaware
HMC SFO LLC	Delaware
Market Street Host LLC	Delaware
HMC Property Leasing LLC	Delaware
HMC Host Restaurants LLC	Delaware
Durbin LLC	Delaware
HMC HT LLC	Delaware
HMC JWDC LLC	Delaware
HMC OLS I LLC	Delaware
HMC OLS II L.P.	Delaware
HMT Lessee Parent LLC	Delaware
HMC/Interstate Manhattan Beach, L.P.	Delaware
Ameliatel	Florida
HMC Amelia I LLC	Delaware
HMC Amelia II LLC	Delaware
Rockledge Hotel LLC	Delaware
Fernwood Hotel LLC	Delaware
HMC Copley LLC	Delaware
HMC Headhouse Funding LLC	Delaware

Ivy Street Hopewell LLC	Delaware
HMC Diversified American Hotels, L.P.	Delaware
Potomac Hotel Limited Partnership	Delaware
HMC AP GP LLC	Delaware
HMC AP LP	Delaware
HMC AP Canada Company	Nova Scotia
HMC Toronto Airport GP LLC	Delaware
HMC Toronto Airport LP	Delaware
HMC Toronto EC GP LLC	Delaware
HMC Toronto EC LP	Delaware
HMC Charlotte GP LLC	Delaware
HMC Charlotte LP	Delaware
HMC Charlotte (Calgary) Company	Nova Scotia
Calgary Charlotte Holdings Company	Nova Scotia
HMC Grace (Calgary) Company	Nova Scotia
HMC Maui LLC	Delaware
HMC Lenox LLC	Delaware
Calgary Charlotte Partnership	Alberta
HMC Chicago Lakefront LLC	Delaware
HMC East Side LLC	Delaware
HMC Kea Lani LLC	Delaware
HMC East Side Hotel Associates, L.P.	Delaware